As filed with the Securities and Exchange Commission on May 11, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
FISHER SCIENTIFIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	02-0451017
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

LIBERTY LANE
HAMPTON, NEW HAMPSHIRE	03842
(Address of Principal Executive Offices)	(Zip Code)
Fisher Scientific International Inc. Employee Stock Purchase Plan
(Full title of the plan)

SARAH MCCONNELL, ESQ.
VICE PRESIDENT, ASSISTANT GENERAL COUNSEL AND SECRETARY
FISHER SCIENTIFIC INTERNATIONAL INC.
LIBERTY LANE
HAMPTON, NEW HAMPSHIRE 03842
(Name and address of agent for service)
(603) 926-5911
(Telephone number, including area code, of agent for service)
Copy to:
RALPH ARDITI, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE
NEW YORK, NY 10036
(212) 735-3860
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class of		Maximum	Maximum	Amount of
Security To Be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered(1)	Per Share (2)	Offering Price (2)	Fee
Common Stock, par value $.01 per share:
Shares available for future grants under the Plan	2,500,000 shares	$76.99	$192,475,000	$20,594.83

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers additional shares that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(2)	The estimated exercise price of $76.99 per share was computed in accordance with Rule 457 (c) under the Securities Act by averaging the high and low sales prices of Fisher Scientific International Inc. Common Stock as quoted on The New York Stock Exchange on May 10, 2006.

EXPLANATORY NOTE
This registration statement registers shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Fisher Scientific International Inc., a Delaware corporation (the “Company”), issuable under the Fisher Scientific International Inc. Employee Stock Purchase Plan (the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan, covered by this Registration Statement, in accordance with Form S-8 and Rule 428 (b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission by the Company, pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement; provided, however, that the Company is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
     (a) The Company’s annual report on Form 10-K (File No. 001-10920) for the fiscal year ended December 31, 2005 filed with the SEC on February 21, 2006 (the “Form 10-K”), including the information contained in the Company’s Proxy Statement dated April 7, 2006, for its Annual Meeting of Shareholders to be held on May 5, 2006, that has been incorporated by reference into the Form 10-K;
     (b) The Company’s quarterly report on Form 10-Q (File No. 001-10920) for the three months ended March 31, 2006 filed with the SEC on May 3, 2006;
     (c) The Company’s Current Reports on Form 8-K filed with the SEC on January 11, 2006, March 7, 2006, March 21, 2006, May 11, 2006 and May 11, 2006; and
     (d) The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 7, 1991, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Employee Stock Purchase Plan are available without charge to participants by contacting the Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, NH 03842.

Item 4. Description of Securities
     Not Applicable.
Item 5. Interests of Named Experts and Counsel
     Sarah McConnell, our Vice President, Assistant General Counsel and Secretary has rendered an opinion on the validity of the securities being registered under the Plan pursuant to this Registration Statement. Ms. McConnell is a participant in various employee benefit plans offered by us to our employees generally. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.
Item 6. Indemnification of Directors and Officers
     The following summary is qualified in its entirety by reference to the complete copy of the Delaware General Corporation Law and the Company’s Restated Certificate of Incorporation, as amended through June 20, 2005.
     Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified (must be indemnified, in the case of a successful defense) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Restated Certificate of Incorporation of Fisher, as amended through June 20, 2005, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for any breach of the director’s duty of loyalty to Fisher and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, and (iv) for any transaction from which the director derived an improper personal benefit.
Item 7. Exemption From Registration Claimed
     Not Applicable.

Item 8. Exhibits

Exhibit
Number	Description
4.1	Specimen Certificate of Common Stock, $.01 par value per share, of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 28, 2002).

5.1	Opinion of Sarah McConnell, Vice President, Assistant General Counsel and Secretary of the Company

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1	Fisher Scientific International Inc. Employee Stock Purchase Plan (incorporated by reference as Annex II to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2006)

Item 9 Undertakings
(a)	The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) If the Registrant is relying on Rule 430B:
                    (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
               (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communication, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
               (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned registrant hereby further undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hampton, State of New Hampshire, on this 11th day of May, 2006.

Fisher Scientific International Inc.
By:	/s/ KEVIN P. CLARK
Name:	Kevin P. Clark
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin P. Clark and Sarah McConnell, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Name	Title	Date
/s/ PAUL M. MONTRONE Paul M. Montrone	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2006

/s/ PAUL M. MEISTER Paul M. Meister	Vice Chairman of the Board and Director	May 11, 2006

/s/ KEVIN P. CLARK Kevin P. Clark	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2006

/s/ ROSANNE F. COPPOLA Rosanne F. Coppola	Director	May 11, 2006

/s/ MICHAEL D. DINGMAN Michael D. Dingman	Director	May 11, 2006

Name	Title	Date
/s/ BRUCE L. KOEPFGEN Bruce L. Koepfgen	Director	May 11, 2006

/s/ SIMON B. RICH Simon B. Rich	Director	May 11, 2006

/s/ CHARLES A. SANDERS Charles A. Sanders	Director	May 11, 2006

/s/ SCOTT M. SPERLING Scott M. Sperling	Director	May 11, 2006

/s/ W. CLAYTON STEPHENS W. Clayton Stephens	Director	May 11, 2006

/s/ RICHARD W. VIESER Richard W. Vieser	Director	May 11, 2006

INDEX OF EXHIBITS

Exhibit
Number	Description
4.1	Specimen Certificate of Common Stock, $.01 par value per share, of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 28, 2002).

5.1	Opinion of Sarah McConnell, Vice President, Assistant General Counsel and Secretary of the Company

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1	Fisher Scientific International Inc. Employee Stock Purchase Plan (incorporated by reference as Annex II to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2006)